Exhibit (e)(22)

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”), is made as of April 30, 2025 (the “Effective Date”), by and between Regulus Therapeutics Inc., a Delaware corporation (the “Company”) and Preston Klassen, M.D. (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.	The Company and the Executive have entered into that certain Employment Agreement dated June 12, 2023 (the “Employment Agreement”).

B.	The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows, effective as of the Effective Date.

1.	Section 5.4. Section 5.4 of the Employment Agreement is hereby amended and restated as follows:

“5.4 Additional Change in Control Related Severance Benefits. In the event that the Executive’s employment with the Company is terminated without Cause or the Executive resigns for Good Reason within the one month period immediately preceding or the twenty-four (24) month period immediately following the effective date of a Change in Control (such twenty-five (25) month period, the “Change in Control Protection Period”), then subject to the Executive’s delivery to the Company of an effective Release as required pursuant to Section 5.3, the Executive shall be entitled to all of the severance benefits described under Section 5.3 above, provided that:”

2.	This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of, the Employment Agreement.

3.	Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

REGULUS THREAPEUTICS INC.

By:	/s/ Joseph Hagan
Name:	Joseph Hagan
Title:	Chief Executive Officer

EXECUTIVE

/s/ Preston Klassen, M.D.
Preston Klassen, M.D.

2